Exhibit 99.1

Pinnacle Announces Third Quarter Earnings

Provides Update on Credit Facility and Appointment of Special Committee

Pinnacle Gas Resources, Inc. (NASDAQ:PINN) today reported the Company’s financial results for the third quarter and nine months ended September 30, 2009 which included the following information:

Results for the Third Quarter 2009-

•                  Revenue of $3.7 million, including the impact of cash-settled hedges

•                  Cash operating expenses of $2.7 million, a 44% decrease compared to the third quarter of 2008

•                  Net Loss of $39.0 million, or Adjusted Net  Loss of $1.3 million before non-cash net charges noted below

•                  EBITDA, as defined below, of $1.3 million

Sales production volumes during the third quarter of 2009 were 0.67 Bcf, 35 percent lower compared to 1.04 Bcf during the third quarter of 2008. The decrease was primarily due to the shutting-in of wells due to the low price environment for gas sold in the Rocky Mountain region.  Revenues from the sale of natural gas production, which includes gas sales of $1.7 million and realized hedge settlements of $2.0 million, for the third quarter of 2009, were $3.7 million, as compared to $6.4 million during the third quarter of 2008. The decrease in revenues was primarily driven by significantly lower realized natural gas prices along with decreased production. Pinnacle’s average natural gas sales price for the third quarter decreased 54% percent to $2.50 per Mcf compared to $5.49 per Mcf for the third quarter of 2008.  Including the effect of hedges, the Company’s average natural gas sales price was $5.52 per Mcf compared to $6.19 per Mcf for the third quarter 2008.

For the third quarter 2009 the Company reported operating expenses comprised of transportation and compression expenses, lease operating expenses, production taxes and general and administrative costs of $2.7 million or $4.07 per Mcf compared to $4.9 million or $4.77 per Mcf for the third quarter 2008.

For the third quarter of 2009, the Company reported adjusted net loss of $1.3 million, or $0.04 per basic and diluted share, respectively, excluding a net $37.7 million non-cash, after-tax expense, comprised of  a marked-to-market unrealized loss of $3.1 million on derivatives (which is due in large part to the roll off of the third quarter hedges and to rising futures prices), and  a non-cash ceiling test write-down  of $34.6 million primarily due to low natural gas prices coupled with the impairment of unevaluated properties cost basis into the full cost pool. For the third quarter of 2008, the Company reported adjusted net loss of $1.0 million, or $0.03 per basic and diluted share, respectively, excluding a non-cash, after-tax expense of a marked-to-market unrealized gain of $10.0 million on derivatives.  The Company reported a net loss of $39.0 million, or $1.31 per basic and diluted share, for the third quarter of 2009, as compared to a net income of $8.9 million, or $0.31 and $0.30 per basic and diluted share, respectively for the same quarter during 2008.

EBITDA (earnings before interest, income tax, depreciation, amortization expenses, and certain other items) during the third quarter of 2009 was $1.3 million, or $0.04 per basic and diluted share, respectively, as compared to $2.0 million, or $0.07 per basic and diluted share, respectively, during the third quarter of 2008.

Peter G. Schoonmaker, Pinnacle’s President and Chief Executive Officer, stated, “We are continuing to aggressively cut costs to help our overall liquidity in the future.  In addition, we have remained current on our payments of the amortization of our credit facility in spite of unprecedented low natural gas prices in the Rocky Mountain region for the third quarter.”

Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves, primarily located in the Rocky Mountain region. Results contained herein should be read in conjunction with the Company’s third quarter 10Q and the Company’s 10K for the year ended December 31, 2008 which can be located at www.pinnaclegas.com.

Pinnacle Receives Waiver and Agreement Dated November 23, 2009.

On November 23, 2009, the Company and its lenders entered into a waiver and agreement to the credit facility waiving its obligation to comply with certain provisions of the credit agreement through December 1, 2009, including the waiver of the current ratio covenant for the quarter ending September 30, 2009, and modifying certain references in the Fifth Amendment to the Credit Agreement previously signed.

Pinnacle believes it may not be in compliance with certain restrictive covenants throughout 2009, but will seek additional waivers as necessary. There can be no assurance that the Company will be able to obtain such waivers or that such waivers will be obtained on acceptable terms. If the Company is unable to obtain future waivers and/or to comply with the restrictive covenants, the lenders could accelerate the indebtedness under its credit facility and/or foreclose on the properties securing the facility.  Due to borrowing base limitations and waiver stipulations, the Company is currently unable to incur additional indebtedness under the credit facility.

Pinnacle Announces Formation of a Special Committee.

As part of its continuing pursuit of various alternatives to provide additional liquidity, the Company’s board has appointed a special committee of independent directors to review proposals that have been received regarding asset divestitures, possible equity offerings, additional or new debt financing, and acquisitions of the Company’s outstanding shares.  To date, the Company has not agreed to definitive terms for any transaction and there is no assurance that any transaction will be successfully completed.

About Pinnacle.

Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves. It focuses on the development of coalbed methane (CBM) properties located in the Rocky Mountain region. Pinnacle holds CBM acreage in the Powder River Basin in northeastern Wyoming and southern Montana as well as in the Green River Basin in southern Wyoming. Pinnacle Gas Resources was founded in 2003 and is headquartered in Sheridan, Wyoming.

Safe Harbor.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “could,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the areas in which we conduct our business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Company contact: Ronald Barnes, Chief Financial Officer, (307) 673-9710

SOURCE Pinnacle Gas Resources, Inc.

Ronald Barnes, Chief Financial Officer of Pinnacle Gas Resources, Inc., +1-307-673-9710